                           NEW ALTERNATIVES FUND, INC.
            150 BROADHOLLOW ROAD, SUITE 306, MELVILLE, NEW YORK 11747

                       NOTICE OF Year 2001 ANNUAL MEETING

Notice is hereby given that the Year 2001 Annual meeting of Shareholders (the "meeting") of New Alternatives Fund, Inc. (the "Fund") will be held at 12 Valley Court, Huntington, NY on September 7th, 2001 at 7:30 P.M. for the following purposes:

ITEM 1. To elect nine Directors to serve for the ensuing year.

Item 2. To consider and act upon a proposal to ratify the Directors selection of Joseph A. DonAngelo, CPA as independent certified public accountant of the Fund for its fiscal year ending December 31, 2001

ITEM 3. To transact such other business as may properly come before the meeting or any adjournment thereof.

You are cordially invited to attend the meeting. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED. The enclosed proxy is being solicited by the Directors of the Fund.

Melville, N.Y.                                         Maurice L. Schoenwald
Dated: July 25th, 2001                                      Secretary



  *FOR INFORMATION ON HOW TO GET THERE; CALL THE OFFICE AT (800) 423-8383

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PRIVACY NOTICE: THE FUND TAKES THIS OPPORTUNITY TO PROVIDE SHAREHOLDERS
WITH THE FUND PRIVACY POLICY.

This fund has never disclosed matters concerning the business of its stockholders to brokers, insurance companies, other funds or anyone, except as listed below and does not intend to do so.

Exceptions: 1. Government tax authority, as required, 2. Transfer Agent (our bookkeepers to the extent required to perform their duties), 3. Persons that our shareholders authorize us to give information to. 4.Legal demand such as a subpoena.



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                                 PROXY STATEMENT

                           NEW ALTERNATIVES FUND, INC.
                150 BROADHOLLOW ROAD - MELVILLE, NEW YORK, 11747

                                  INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Directors of New Alternatives Fund, Inc. (the "Fund"), a New York Corporation, to be voted at the Year 2001 Annual meeting of Shareholders of the Fund (the "meeting"), to be held at 12 Valley Court, Huntington, NY on September 7th, 2001 at 7:30 P.M. The approximate mailing date of this Proxy Statement is August 3rd, 2001.

All properly executed Proxies received prior to the meeting will be voted by the attending directors, acting as proxies, at the meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted for the election of all nine nominees for Directors, and for the ratification of the selection of the accountant.

Any proxy may be revoked at any time prior to the exercise thereof by giving notice to the Secretary of the Fund.

The Directors have fixed the close of business on August 4, 2001 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof. Shareholders on the record date will be entitled to one vote for each share held. As of July 25, 2001, the Fund had 1,334,752.73 shares. To the best knowledge of the Fund, there is no owner or beneficial owner of the Fund of more than five percent of its outstanding shares.

Management of the Fund knows of no business other than that mentioned in the Notice of meeting which will be presented for consideration at the meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgement.

A complete list of the shareholders of the Fund entitled to vote at the meeting will be available and open for the examination of any shareholder of the Fund for any purpose germane to the meeting during ordinary business hours from and after August 4, 2001, at the office of the Fund, 150 Broadhollow Road, Melville, New York 11747.

                       ----------------------------------


                         ITEM # 1. ELECTION OF DIRECTORS

At the meeting, nine Directors will be elected to serve until the next Annual meeting of Shareholders and until their successors are elected and qualified. It is the intention of the persons named in the enclosed proxy to nominate and vote in favor of the election of those persons listed below selected by each shareholder on his/her proxy. The proxy provides a place to vote to elect all the nominated Directors. The proxy also provides a method for denying your vote for one or more existing Directors.

Each nominee listed below has consented to serve as a Director. The Directors of the Fund know of no reason why any of these nominees would be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Directors may recommend.



                                                                               2

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Certain information concerning the nominees is set forth as follows:
--------------------------------------------------------------------------------

Name and Address                    Principal Occupations                              Director       Shares of nominee
                                    During Past Five Years                              Since        owned or beneficially

Maurice L. Schoenwald*              Member of New York (1947)                           1981                 5516
5270 Gulf of Mexico Drive,          and Florida (1978) Bar; Fund Chairperson
Longboat Key, FL                    and Founder; author of articles on legal
                                    and investment questions; former faculty,
                                    Hofstra University; Chairperson of Accrued
                                    Equities, Inc.

David J. Schoenwald*                Member of New York Bar (1976);                      1981                 4265
Valley Court                        Fund founder, formerly reporting staff of
Huntington, NY                      Newark Star Ledger, now member
                                    Schoenwald & Schoenwald PC; Attorneys;
                                    son of Maurice Schoenwald. President of
                                    Accrued Equities, Inc.

Daniel Wolfson, MD                  Former Resource Manager,                            1995                  302
East Hampton, MA                    Farm & Wilderness Foundation,
                                    Plymouth, VT. Developed forest &
                                    Wildlife habitat for conservation area.
                                    B.S. Environmental Studies, Hampshire
                                    College. M.S. Resource Management,
                                    Antioch University. Presently first
                                    Year Medical Resident. Springfield, MA


 Sharon Reier                       Financial Journalist contributing                   1981                  828
 Rue Lord Byron                     to Business Week & International Herald
 Paris, France                      Tribune; Former Regional Editor Financial
                                    World Magazine;Former Editor with Board
                                    Room; Former contributing editor
                                    Institutional Investor; formerly staff of
                                    Forbes and American Banker.

 Dorothy Wayner                     MBA, Pres. of Dwayner/Communications/               1981                 1539
 East 58th St.                      Advertising and Publishing, NY;
 New York, NY                       MBA-New York University; Member former
                                    officer and board director of Advertising
                                    Women of New York, a private organization;
                                    President Kaleidoscope Kids, Inc., a non-profit
                                    organization promoting creativity for middle
                                    school kids

 Lee Clayton                        RN, M.S.  First Fund Investor;                      1981                  564




                                                                               3




 Plantation Drive                   Member Sierra Club and New York
 Hauppauge, NY                      Nature Conservancy.

 Arthur G. Kaplan                   Admitted to practice law                            1981                  285
 215 Green Ridge                    New York (1951), Oregon (1956)
 Lake Oswego, OR                    District of Columbia (1959),
                                    formerly: Oregon Assistant Attorney General;
                                    Assistant Counsel to U.S.Senate Subcommittees;
                                    Special Counsel Curtiss Publishing Co.;
                                    retired as Director of Enforcement, Office of
                                    Anti-boycott Compliance, U.S. Department of
                                    Commerce.

John C. Brietenbach                 History Teacher, Town Planning Administrator                              66(1)
Delaware Ave.                       Village Volunteer Fireman, Clerk Warren County
Silver Bay, NY 12874                Family Court, Drafted storm water
                                    and water quality preservation
                                    regulations for county and city
                                    and Lake George Basin Admitted to
                                    NY Bar, 1999.


 Dudley Clayton                     Graduate Education in Horticulture                  1981                  564
 Plantation Drive                   Present Director &-retired superintendent of
Hauppauge, NY                       Pinelawn Memorial Park. Outdoors-man and
                                    environmentalist.

* (1) Interested person, as defined in the Investment Company Act of 1940. Maurice L. Schoenwald is Secretary and minority shareholder of Accrued Equities Inc., the Advisor. David Schoenwald is majority shareholder and President of Accrued Equities, Inc.

Compensation Table for Fund Directors and Fund Paid Staff
Fund Staff Earning More Than $60,000. from Fund.                       :None
Annual Total Compensation of Each Director.                            :$500.00
Income of Directors from other mutual Funds.                           :None
Compensation From Fund of Directors part of manager.                   :None
Retirement Benefits from Fund for staff or Director.                   :None
Pension Benefit from Fund for staff or Director.                       :None
Total Annual Benefit from Fund of any Director from any Fund Source.   :$500.00
Total Annual Benefit from Fund of any employee
or officer of Fund including officer Directors.                        :None

Compensation of Directors and Officers. A Five hundred-dollar fee was paid to each "uninterested" director by the Fund for the preceding year. No compensation was paid to the "interested" Directors and Officers. No other compensation is or was paid. Interested officers and directors are paid by the manager. Coach travel expense to a directors meeting which exceeds 500 miles will be paid to the extent that the expense is incurred.

--------
(1) Shares owned jointly with his wife

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Meetings: The Directors met twice during the preceding fiscal year. The last
2000 meeting was held on September 22, 2000.The Directors met once during the current fiscal year, on June 20, 2001. The meetings were devoted to the review and study of operations. The directors reconfirmed their approval of the new secondary custodian and participation with Fund Serve. They discussed and voted on questions of pricing, particularly foreign stocks and on privacy policy. The directors voted for the inclusion of the resolutions proposed herein and for selection of the annual meeting date and nominations. There were also informal meetings and telephone discussions between meetings.

Committees: There is an executive committee consisting of Maurice L. Schoenwald and David Schoenwald. This committee informally consults with the directors and manages administrative matters.

The present Directors were elected by the shareholders at a meeting held on September 2000 were .or 646027 or 65.928%% of the outstanding shares represented at the meeting and 98% or more of those cast were voted for each Director.

Share Ownership: At July 25, 2001, the Directors and Officers of the Fund as a group owned an aggregate of 13,929 shares or 1 1.04% f the outstanding shares of the Fund.

         ITEM #2. SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Directors of the Fund have selected Joseph A. Don Angelo, independent certified public accountant, to examine the financial statements of the Fund for the fiscal year ending December 31, 2001. The Fund knows of no direct or indirect financial interest of such firm in the Fund. Such appointment is subject to ratification or rejection by the shareholders of the Fund. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such accountant. The newly nominated account has been invited to attend the annual meeting and the meeting of the Board of Directors and any statement he may care to make will be welcomed.

He has served with several accounting firms, including Wolfe&Co, Imbase, Sein andWasserman, PC, CPA's. He is a member of the American Institute of Certified Public Accountants and a member of the New York State Society of Public Accountants. He is experienced with clients involved with stock trading. Among his present clients are a stock transfer agent and a stock broker dealer. He has consulted with the fund staff pending his consideration by the shareholders. His resume has been examined by all the directors. He maintains offices at 22 Jericho Turnpike, Mineola , New York, 11501.

                     DATA CONCERNING THE INVESTMENT ADVISOR

Accrued Equities, Inc. (the "Investment Manager/Advisor") acts as the investment Manager/Advisor for the Fund and provides the Fund with management/advisor services pursuant to an investment advisory agreement (the "Investment Advisory Agreement"). The agreement was approved by the directors, including all of the directors who are not interested persons of the Fund, on September 22, 2000. Accrued Equities Inc. has acted as the investment manager/advisor for the Fund since September 3, 1982, when the Fund commenced operations.

In their consideration of this matter, the Directors studied information relating to, among other things: the size of the Fund and the contributions of the Fund advisors to operating costs and needs, the quality, extent and value of the services provided to the Fund by Accrued Equities, Inc., comparative data with respect to the advisory and management fees paid by other funds of comparable type and size, the operating expenses and expense ratio of the Fund as compared to other such funds, the special knowledge of alternative energy of Accrued Equities, Inc. and data relating to the costs incurred by Accrued Equities Inc. in providing advisory, administrative, processing and other services to the Fund and its shareholders. The Directors have noted that small funds have higher expenses, specialized funds have higher expenses, funds investing in foreign securities have higher expenses and that the fund has lower than average related fund expenses

Accrued Equities, Inc., a New York corporation, presently provides management and distribution services only to the Fund. For the fiscal year ended December 31, 2000 the advisor received $326,634. from the Fund pursuant to the advisory agreement, representing an annual rate of advisory fee of 0.72% of average net assets. David J. Schoenwald, President and Director of the Fund is the majority shareholder of Accrued Equities and Maurice L. Schoenwald Secretary and Treasurer and Chairperson of the Board of Directors of the Fund is a minority shareholder of Accrued Equities, Inc.. Accrued Equities, Inc. is the Investment Advisor and principal underwriter of the Fund. Maurice L. Schoenwald owns directly and beneficially 5516 shares of the Fund amounting to 0.041% David Schoenwald owns 4625 shares of the Fund amounting to 0.35 % f the outstanding shares of the Fund as of July 25, 2001. Accrued Equities, Inc. is an underwriter of the fund and in some cases receives commissions as a direct broker of fund shares.

The Directors have noted that Maurice and David Schoenwald are the founders of the Fund. This is their sole public financial enterprise.

The business address of the Advisor and its principal executive office is 150 Broadhollow Road, Suite 306 Melville, New York 11747.

                     TERMS OF INVESTMENT ADVISORY AGREEMENT

The management/advisory Agreement provides that the Investment Advisor shall advise and manage the investment and reinvestment of the assets of the Fund and administer its business and affairs, subject to the overall supervision of the Fund's Board of Directors. The Manager also pays the compensation of such of the Fund's Officers and Directors who are affiliated with the Manager and all advertising and promotional expense.

Under said Agreement, the Manager receives a monthly fee from the Fund at the following annual rates based on the average net assets of the Fund at the end of each month:

                        ANNUAL RATE               ASSETS
                    1%......................First $ 10 million
               .75%......................Amounts over $ 10 million
               0.5%......................Amounts over $ 30 million
               0.45%.....................Amounts over $ 100 million

In addition to the management/advisory fee, the Fund pays (or may pay) other expenses incurred in its operation including, among others, taxes, brokerage commissions, fees and expense of Directors who are not affiliated with the Advisor, securities registration fees, charges of custodians, price reporting, bookkeeping, accounting, proxy, transfer, dividend disbursing and reinvestment expenses, auditing and legal expenses, the typesetting costs involved in the printing of the Prospectus sent to existing share owners, costs of share owners' reports, an equitable portion {if charged} of shareholder services to the extent that such services may be rendered directly by the manager including, staff, office expense, office space, and postage and telephone expense and the cost of corporate meetings. Sales expenses, including the cost of printing prospectii for distribution to non-shareholders are paid for by the Underwriter.

Under the Management/Advisory Agreement, if total expenses of the Fund for any fiscal year, including the management fee, but excluding interest, taxes, brokerage commissions and extraordinary expenses which may be excluded by state laws, exceed the applicable expense limitation set by state regulations in those states in which the company may make regular sales, the Manager will reduce its compensation by the amount by which such expenses exceed state limitations.

The Management/Advisory Agreement must be approved each year by either (a) a vote of the Board of Directors of the Fund, including a majority of the independent directors, or (b) a vote of the share owners. Any changes in the terms of the Management Agreement must be approved by the share owners. The Management Agreement may be terminated upon its assignment. In addition, the Management Agreement is terminable at any time without penalty by the Board of Directors of the Fund or by a vote of the holders of a majority of the Fund's outstanding shares (as defined above) on sixty (60) days' notice to the Manager and by the Manager on sixty (60) days' notice to the Fund.

The Manager receives no remuneration from any broker through whom shares are purchased and no benefit except published reports from the broker and from other published sources, which are furnished without charge. It is believed that the same materials are available to any customer of the broker on request. This data is furnished to the manager by mail, fax or telephone. The aggregate of brokerage commissions paid by the Fund for the purchase and sale of portfolio securities for the year ending December 31, 2000 was $110,521.92

                      PENDING LITIGATION AND LEGAL MATTERS
                                     -None-

                             ADDITIONAL INFORMATION

The expense of printing and mailing of the proxy and notice of proxy will be borne by the Fund. In order to obtain the necessary quorum at the meeting, supplementary solicitation may be made by mail, telephone, telegraph or personal interview by officers of the Fund.

It is anticipated that the cost of such supplementary solicitation, if any, will be nominal. The most recent annual report, December 31, 2001 and the existing by laws are incorporated here by reference. Copies will be sent promptly and without charge to shareholders upon a request by phone (800) 423 8383 or by mail to the Fund at 150 Broadhollow Road, Melville, N.Y. 11747.

The Funds most recent semiannual or annual report is available to shareholders upon request.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the next annual meeting of shareholders of the Fund must be received by the Fund for inclusion in its proxy statement and form of proxy relating to that meeting by April 1, 2001.

Dated: July 25, 2001                          By order of the Directors
Melville, New York                            Maurice L. Schoenwald, Secretary

{THIS IS YOUR BALLOT FORM - PLEASE COMPLETE, SIGN AND RETURN}

                           NEW ALTERNATIVES FUND, INC.
                   150 BROADHOLLOW ROAD, MELVILLE, N.Y. 11747

                                      PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS:

We prefer that you mark appropriate boxes in dark ink with an "X."

The undersigned shareholder hereby appoints David J. Schoenwald and Maurice L. Schoenwald as Proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated on this form all shares owned directly and or beneficially of New Alternatives, Fund, Inc. (the Fund) held of record by the undersigned on August 4, 2001 at the annual meeting of shareholders of the Fund to be held on September 7th, 2001 at 7:30 P.M. or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no contrary direction is made, this proxy will be voted for Proposals 1 [all directors] 2, and 3

Item 1.  Election of Directors

A. For all nominees listed below                        { }

B. Withhold authority to vote for all the
nominees listed below                                   { }

C. For all nominees, except those whose names which are stricken out by striking
a line through the nominee`s name in the list below.    { }

Maurice L. Schoenwald - David J Schoenwald - Dr. Daniel Wolfson -Lee Clayton - Arthur G. Kaplan - Sharon Reier - Dorothy Wayner - Dudley Clayton - John C. Brietenbach, Jr.

Item 2. Proposal to ratify the selection of Joseph A. Don Angelo as the independent certified public accountant for the Fund

FOR       AGAINST       ABSTAIN

{ }        {  }           {  }



                          PLEASE TURN OVER AND COMPLETE

   Item 3. In the discretion of the said named proxies to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                               ===================

Please sign exactly as your name appears on the mailing. When shares are held by joint tenants both should sign. When signing as an attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                  Dated :........,2001

                  X................................................
                  Signature

                  X..............................................
                  Signature if held jointly

Please remember to sign, date and return the proxy, using the enclosed envelope.


Note: It has been a custom for many shareholders to include a note with the return of the proxy statement commenting on our investments or any other matter relevant to the Fund. We read all such notes with great interest and discuss them at the annual meeting.

                            ------------------------

Write Your Notes Here: